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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Longview Fibre Company of our report dated December 7, 2001 relating to the financial statements and financial statement schedules, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
March 4, 2002